Law Offices of
Paul, Hastings, Janofsky & Walker LLP
A Limited Liability Partnership Including Professional Corporations
55 Second Street
San Francisco, California 94105
Telephone (415) 856-7000
Facsimile (415) 856-7100
Internet: www.paulhastings.com

April 29, 2008

Firsthand Funds
125 South Market
San Jose, California  95113

Re:	Firsthand Funds -- Rule 485(b) Filing
File No. 33-73832 and File No. 811-08268 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP